FRANCISCO V. AGUILAR
Secretary of State

DEPUTY BAKKEDAHL
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Business Entity - Filing Acknowledgement

09/11/2024

Work Order Item Number: W2024091100763-3928066
Filing Number: 20244322460
Filing Type: Certificate Pursuant to NRS 78.209
Filing Date/Time: 9/11/2024 8:00:00 AM
Filing Page(s): 1

Indexed Entity Information:

Entity ID: E0417932018-8
Entity Name: Upexi, Inc.
Entity Status: Active
Expiration Date: None

Commercial Registered Agent
INCORP SERVICES, INC.*
9107 West Russell Road Suite 100, Las Vegas, NV 89148, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

Filed in the Office of	Business Number E0417932018-8
[signature]	Filing Number 20244322460
Secretary of State State Of Nevada	Filed On 9/11/2024 8:00:00 AM
	Number of Pages 1

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

3. Indicate the number of authorized shares and par value, if any of each class or series after the change.

4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

5. Indicate provisions, if any, regarding fractional shares that are affected by the change.

6. NRS required statement.

7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Upexi, Inc. Entity or Nevada Business Identification Number (NVID): NV20181637537
2. Current Authorized Shares:	The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change: 100,000,000 shares of Common Stock and 10,000 shares of Preferred Stock.
3. Authorized Shares After Change:	The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change: 5,000,000 shares of Common Stock and 500 shares of Preferred Stock.
4. Issuance:	The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series: Each 20 Shares of Common Stock issued and outstanding shall automatically be combined and converted into one share of Common Stock and each 20 shares of Preferred Stock issued and outstanding shall automatically be combined and converted into one share of Preferred Stock.
5. Provisions:	The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby: All fractional shares to be rounded up to the next whole number.
6. Provisions:	Any required approval of the stockholders has been obtained.
7. Effective date and time: (Optional)	Date: 09/24/2024 Time: 12:00 AM (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	X [signature] CFO Signature of Officer (Andrew Norstrud) Title Date 09/10/2024

This form must be accompanied by appropriate fees.
If necessary, additional pages may be attached to this form.